                            LNR PROPERTY CORPORATION,

                                    as Issuer



                                       and



                              THE BANK OF NEW YORK,

                                   as Trustee



                      ------------------------------------


                          FIRST SUPPLEMENTAL INDENTURE

                                   dated as of

                                January 25, 1999

                                       to

                                    INDENTURE

                                   dated as of

                                January 25, 1999

                       -----------------------------------





                  10 1/2% Senior Subordinated Notes due 2009

                                TABLE OF CONTENTS

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
                                                                                                               Page


ARTICLE I.  DEFINITIONS AND INCORPORATION BY REFERENCE............................................................1
         SECTION 1.1.  Definitions. ............................................................................. 1
         SECTION 1.2.  Incorporation by Reference of TIA.........................................................20
         SECTION 1.3.  Rules of Construction.....................................................................20

ARTICLE II.  THE NOTES...........................................................................................21
         SECTION 2.1.  Notes. ...................................................................................21
         SECTION 2.2.  Treasury Notes. ..........................................................................22
         SECTION 2.3.  Defaulted Interest........................................................................22
         SECTION 2.4.  Deposit of Monies.........................................................................23
         SECTION 2.5.  Global Securities.........................................................................23

ARTICLE III.  REDEMPTION.........................................................................................25
         SECTION 3.1.  Notices to Trustee........................................................................25
         SECTION 3.2.  Selection of Notes to Be Redeemed.........................................................26
         SECTION 3.3.  Optional Redemption.......................................................................26
         SECTION 3.4.  Notice of Redemption......................................................................27
         SECTION 3.5.  Effect of Notice Defect...................................................................28
         SECTION 3.6.  Deposit of Redemption Price...............................................................28
         SECTION 3.7.  Notes Redeemed in Part....................................................................28

ARTICLE IV.  ADDITIONAL COVENANTS................................................................................28
         SECTION 4.1.  Payment of Notes..........................................................................28
         SECTION 4.2.  Maintenance of Office or Agency...........................................................29
         SECTION 4.3.  Corporate Existence.......................................................................29
         SECTION 4.4.  Payment of Taxes and Other Claims.........................................................29
         SECTION 4.5.  Maintenance of Properties and Insurance...................................................30
         SECTION 4.6.  Compliance Certificate; Notice of Default.................................................30
         SECTION 4.7.  Compliance with Laws......................................................................31
         SECTION 4.8.  Commission Reports........................................................................31
         SECTION 4.9.  Waiver of Stay, Extension or Usury Laws...................................................32
         SECTION 4.10. Limitation on Restricted Payments.........................................................32
         SECTION 4.11. Limitation on Transactions with Affiliates................................................34
         SECTION 4.12. Limitation on Incurrence of Additional Indebtedness.......................................35
         SECTION 4.13. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries..............36
         SECTION 4.14. Change of Control.........................................................................37
         SECTION 4.15. Limitation on Preferred Stock of Subsidiaries.............................................40
         SECTION 4.16. Limitation on Liens and Guarantees........................................................40
         SECTION 4.17. Conduct of Business.......................................................................40
         SECTION 4.18. Prohibition on Incurrence of Senior Subordinated Debt.....................................40

ARTICLE V.  SUCCESSOR CORPORATION................................................................................41
         SECTION 5.1.  Merger, Consolidation and Sale of Assets..................................................41
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
         SECTION 5.2.  Successor Corporation Substituted.........................................................42

ARTICLE VI.  REMEDIES............................................................................................42
         SECTION 6.1.  Additional Events of Default..............................................................42
         SECTION 6.2.  Acceleration. ............................................................................44
         SECTION 6.3.  Waiver of Past Defaults...................................................................45
         SECTION 6.4.  Control by Majority.......................................................................45
         SECTION 6.5.  Limitation on Suits.......................................................................45
         SECTION 6.6.  Right of Holders To Receive Payment.......................................................45
         SECTION 6.7.  Collection Suit by Trustee................................................................45
         SECTION 6.8.  Trustee May File Proofs of Claim..........................................................46
         SECTION 6.9.  Priorities. ..............................................................................46

ARTICLE VII.  DISCHARGE OF SUPPLEMENTAL INDENTURE; DEFEASANCE....................................................47
         SECTION 7.1.  Termination of Company's Obligations......................................................47
         SECTION 7.2.  Application of Trust Money................................................................49
         SECTION 7.3.  Repayment to the Company..................................................................50
         SECTION 7.4.  Reinstatement. ...........................................................................50
         SECTION 7.5.  Acknowledgment of Discharge by Trustee....................................................50

ARTICLE VIII.  MODIFICATION OF THIS SUPPLEMENTAL INDENTURE.......................................................51
         SECTION 8.1.  Without Consent of Holders................................................................51
         SECTION 8.2.  With Consent of Holders...................................................................51
         SECTION 8.3.  Compliance with TIA.......................................................................52
         SECTION 8.4.  Revocation and Effect of Consents.........................................................52
         SECTION 8.5.  Notation on or Exchange of Notes..........................................................53
         SECTION 8.6.  Trustee to Sign Amendments, Etc...........................................................53

ARTICLE IX.  SUBORDINATION.......................................................................................53
         SECTION 9.1.  Notes Subordinated to Senior Indebtedness.................................................53
         SECTION 9.2.   Suspension of Payment When Senior Indebtedness is in Default.............................54
         SECTION 9.3.   Notes Subordinated to Prior Payment of All Senior Indebtedness on Dissolution,
                          Liquidation or Reorganization of Company...............................................55
         SECTION 9.4.  Holders to Be Subrogated to Rights of Holders of Senior Indebtedness......................56
         SECTION 9.5.  Obligations of the Company Unconditional..................................................57
         SECTION 9.6.  Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice...................58
         SECTION 9.7.  Application by Trustee of Assets Deposited with It........................................58
         SECTION 9.8.  No Waiver of Subordination Provisions.....................................................59
         SECTION 9.9.  Holders Authorize Trustee to Effectuate Subordination of Notes............................59
         SECTION 9.10.  Right of Trustee to Hold Senior Indebtedness.............................................60
         SECTION 9.11.  This Article IX Not to Prevent Events of Default.........................................60
         SECTION 9.12.  No Fiduciary Duty of Trustee to Holders of Senior Indebtedness...........................60

ARTICLE X.  MISCELLANEOUS........................................................................................61
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
         SECTION 10.1.  TIA Controls.............................................................................61
         SECTION 10.2.  Conflict with Indenture..................................................................61
         SECTION 10.3.  Notices..................................................................................61
         SECTION 10.4.  Governing Law............................................................................62
         SECTION 10.5.  No Personal Liability....................................................................62
         SECTION 10.6.  Successors...............................................................................62
         SECTION 10.7.  Duplicate Originals......................................................................62
         SECTION 10.8.  Severability.............................................................................62
         SECTION 10.9.  Table of Contents, Headings, etc.........................................................63

                  FIRST SUPPLEMENTAL INDENTURE, dated as of January 25, 1999 (the "Supplemental Indenture"), to Indenture, dated as of January 25, 1999, between LNR Property Corporation (the "Company") (the "Indenture"), a Delaware corporation having its principal office at 760 N.W. 107th Avenue, Miami, Florida 33172, and The Bank of New York, a New York banking corporation (the "Trustee"), which has its principal corporate trust office at 101 Barclay Street, 21W, New York, New York 10286.

                             RECITALS OF THE COMPANY

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee the Indenture, providing for the issuance from time to time of its debentures, notes and other evidences of unsecured indebtedness, to be issued in one or more series as therein provided (the "Securities");

                  WHEREAS, Section 2.02 of the Indenture provides that the Company and the Trustee, at any time and from time to time, may enter into an indenture which supplements the Indenture to establish the terms of Securities of any series;

                  WHEREAS, the Company has duly authorized the creation of an issue of Securities to be known as the 10 1/2% Senior Subordinated Notes due 2009 (the "Notes") and the Company has duly authorized the execution and delivery of this Supplemental Indenture; and

                  WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

                  NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Notes by the Holders thereof, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

                                   ARTICLE I.

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

                  SECTION 1.1. Definitions. For purposes of this Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

                  "Acquired Indebtedness" means Indebtedness of a Person or any of its subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or assumed by the Company or any of its Subsidiaries in connection with the acquisition of assets from such Person, and in each case not incurred by such Person or any of its Subsidiaries in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

                  "Adjusted Consolidated EBITDA" means, with respect to any Person for any period, the sum of Consolidated EBITDA plus any non-refundable housing tax credits used by such Person and its Consolidated Subsidiaries to reduce the amount of income taxes that would have otherwise been payable by such Person and its Consolidated Subsidiaries for such period.

                  "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

                  "Affiliate Transaction" shall have the meaning provided in
Section 4.11.

                  "Agent" means any Registrar, Paying Agent or co-Registrar.

                  "Asset Acquisition" means (a) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company, or shall be merged or consolidated with or into the Company or any Subsidiary of the Company, or (b) the acquisition by the Company or any Subsidiary of the Company of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

                  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Subsidiaries (including any sale and leaseback transaction) to any Person other than the Company or a Wholly Owned Subsidiary of the Company of (a) any Capital Stock of any Subsidiary of the Company, or (b) any other property or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

                  "Base Date" means March 24, 1998, the date on which the 9-3/8% Senior Subordinated Notes were originally issued.

                  "Base Date Indenture" means the Indenture, dated as of March 24, 1998, between the Company and First Trust of New York, National Association, relating to the 9-3/8% Senior Subordinated Notes.

                  "Blockage Period" shall have the meaning provided in Section 9.2.

                  "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York are required or authorized by law or other governmental action to be closed.

                  "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether voting or nonvoting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

                  "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Service ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

                  "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or Leisure Colony to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Supplemental Indenture), other than, in the case of Leisure Colony, a transaction with the Company or any Wholly Owned Subsidiary of Company; (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Supplemental Indenture);
(iii) any Person or Group (other than Leonard Miller and any Permitted Transferees of Leonard Miller) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Company; (iv) Leisure Colony shall cease being a Wholly Owned Subsidiary of Company; or (v) a majority of the members of the Board of Directors of the Company are persons who were not directors on the Issue Date and whose election was not approved by a vote of at least a majority of the members of the Board of Directors of the Company in office at the time of the election who either were members of such Board of Directors on the Base Date or whose election as members of such Board of Directors was previously approved by such a majority.

                  "Change of Control Offer" shall have the meaning provided in
Section 4.14.

                  "Change of Control Payment Date" shall have the meaning provided in Section 4.14.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                  "Company" shall have the meaning provided in the first paragraph hereof.

                  "Consolidated EBITDA" means, with respect to any Person for any period, the sum (without duplication) of (i) Consolidated Net Income and
(ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

                  "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Adjusted Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act as in effect on the Base Date) (provided that such Consolidated EBITDA shall be included only to the extent includible pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

                  "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

                  "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation,
(a) any
amortization of debt discount, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, minus amortization or write off of deferred financing costs.

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) gains (and losses) on an after-tax effected basis from Asset Sales or abandonments or reserves relating thereto, (b) items classified as extraordinary or nonrecurring gains or losses on an after tax-effected basis, (c) the net income or loss of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Subsidiary of the referent Person, (d) the net income (but not loss) of any Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted, directly or indirectly, by operation of the terms of its charter or constituent documents or any agreement, instrument, judgment, law, order, statute, rule or governmental regulation, or for any other reason whatsoever, (e) the net income or loss of any other Person, other than a Consolidated Subsidiary of the referent Person, except (A) to the extent (in the case of net income) of cash dividends or distributions paid to the referent Person, or to a Wholly Owned Subsidiary of the referent Person (other than a Subsidiary described in clause (d) above), by such other Person or (B) that the referent Person's share of any net income or loss of such other Person under the equity method of accounting for Affiliates shall not be excluded, (f) any restoration to income of any contingency reserve of an extraordinary, nonrecurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Base Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor prior to such consolidation, merger or transfer of assets.

                  "Consolidated Net Worth" means, with respect to any Person, the consolidated stockholders' equity of such Person as of the end of the last completed fiscal quarter ending on or prior to the date of the transaction giving rise to the need to calculate Consolidated Net Worth, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to (i) Disqualified Capital Stock of such Person and (ii) interests in such Person's Consolidated Subsidiaries not owned, directly or indirectly by such Person.

                  "Consolidated Non-cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization, and other non-cash charges of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges which require an accrual of or a reserve for cash charges for any future period).

                  "Consolidated Subsidiary" means, with respect to any Person, a Subsidiary of such Person, the financial statements of which subsidiary are consolidated with the financial statements of such Person in accordance with GAAP.

                  "Consolidation" means, with respect to any Person, the consolidation of the accounts of the Subsidiaries of such Person with those of such Person, all in accordance with GAAP. The term "consolidated" has a correlative meaning to the foregoing.

                  "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Supplemental Indenture is at the location set forth in the first paragraph of this Supplemental Indenture.

                  "Covenant Defeasance" shall have the meaning provided in
Section 7.1.

                  "Credit Agreement" means the Amended and Restated Revolving Credit Agreement dated as of March 27, 1998 among Company, certain Subsidiaries of Company, the lenders party thereto in their capacities as lenders thereunder and Bank of America National Trust and Savings Association, as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided, however, that such increase in borrowings is permitted by Section 4.12 other than as Permitted Indebtedness) or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Subsidiary of the Company against fluctuations in currency values.

                  "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

                  "Defeasance Payment" means any distribution from any defeasance trust described under Section 7.1.

                  "Depositary" means The Depository Trust Company, its nominees and successors.

                  "Designated Senior Indebtedness" means (i) Indebtedness under or in respect of the Credit Agreement and (ii) any other Indebtedness constituting Senior Indebtedness which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by Company.

                  "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (other than as a result of a Change of Control) on or prior to the final maturity of the Notes.

                  "Event of Default" shall have the meaning provided in Section 6.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

                  "Existing Indebtedness" means (i) Indebtedness under the 9-3/8% Senior Subordinated Notes and (ii) any other of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Base Date or incurred subsequent to the Base Date and on or prior to the Issue Date in accordance with the terms of the Base Date Indenture (other than as "Permitted Indebtedness" thereunder), until such amounts are repaid.

                  "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of Company.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date.

                  "Global Security" means with respect to the Notes issued hereunder, a Note or Notes executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Supplemental Indenture and any supplemental indentures hereto, if any, or a certified resolution of the Board of Directors and pursuant to a written request by Company, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the outstanding Notes or any portion thereof, in either case having the same terms, including, without limitation, the same original Issue Date.

                  "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part) (but if in part, only to the extent thereof); provided, however, that the term "guarantee" shall not include (A) endorsements for collection or deposit in the ordinary course of business and
(B) guarantees (other than guarantees of Indebtedness) by the Company in respect of assisting one or more Subsidiaries in the ordinary course of their respective businesses, including without limitation guarantees of trade obligations and operating leases, on ordinary business terms. The term "guarantee" used as a verb has a corresponding meaning.

                  "Holder" means any holder of Notes.

                  "incur" shall have the meaning provided in Section 4.12.

                  "Indebtedness" means, with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person,
(iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness of any other Person that is referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the kinds referred to in clauses (i) through
(vi) above and clause (viii) below which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under currency agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the amount of any guarantee or other contingent obligation in respect of Indebtedness of (A) any other Person (other than a Subsidiary of such Person) shall be deemed to be equal to the maximum amount of such Indebtedness, unless the liability is otherwise limited by the terms of such guarantee or other contingent obligation regarding such Indebtedness, in which case, the amount of such guarantee or other obligation shall be deemed to equal the maximum amount of such liability and (B) any Subsidiary of such Person, at the option of such Person, shall be deemed to be either the amount determined pursuant to clause (A) or the actual outstanding amount of such Indebtedness. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Supplemental Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

                  "Indenture" means the Indenture, dated as of January 25, 1999, between the Company and the Trustee, as amended or supplemented from time to time in accordance with the terms thereof.

                  "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company or any Subsidiary thereof and (ii) which, in the judgment of the Board of Directors of Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "interest" means, when used with respect to any Note, the amount of all interest accruing on such Note, including any applicable defaulted interest pursuant to Section 2.3.

                  "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

                  "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on a stated notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

                  "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Subsidiary, as the case may be.

                  "Issue Date" means the date of original issuance of the Notes.

                  "Land Partnership" means Lennar Land Partners, a Delaware general partnership.

                  "Legal Defeasance" shall have the meaning provided in Section 7.1.

                  "Leisure Colony" means Leisure Colony Management Corp. Co., a Florida corporation, and its successors including any Subsidiary of the Company to which all or substantially all the assets of Leisure Colony Management Corp. Co. are sold, leased or otherwise transferred.

                  "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

                  "Maturity Date" means January 15, 2009.

                  "Mortgage Subsidiary" means a Wholly Owned Subsidiary of the Company formed after the Base Date solely for the purpose of engaging in the mortgage banking business and incidental activities directly related thereto.

                  "Non-Recourse Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries that is (i) (A) specifically advanced to finance the acquisition of investment assets and (B) secured only by the assets to which such Indebtedness relates without recourse to the Company or any of its Subsidiaries, (ii) advanced to a Subsidiary of the Company or group of Subsidiaries of the Company formed for the sole purpose of acquiring or holding investment assets (A) against which a loan is obtained that is made without recourse to, and with no cross-collateralization against the assets of, the Company or any other Subsidiary of Company, and (B) upon complete or partial liquidation of which the loan must be correspondingly completely or partially repaid, as the case may be or (iii) specifically advanced to finance the acquisition of real property and secured by only the real property to which such Indebtedness relates without recourse to the Company or any of its Subsidiaries.

                  "Notes" shall have the meaning provided in the recitals of the Company.

                  "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Officer" means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

                  "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer, Controller or any Treasurer of the Company and otherwise complying with the requirements of
Section 12.05 of the Indenture.

                  "Permitted Affiliate Transaction" shall have the meaning provided in Section 4.11.

                  "Permitted Indebtedness" means, without duplication, each of the following:

           (i) Indebtedness under the Notes in an aggregate principal amount not in excess of $100,000,000;

           (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate outstanding principal amount at any time not to exceed $220,000,000;

           (iii) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Supplemental Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

           (iv) Indebtedness under Currency Agreements; provided, however, that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

           (v) Indebtedness of a Subsidiary to the Company or to a Wholly Owned Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Subsidiary of Company, in each case subject to no Liens held by any Person other than the Company or a Wholly Owned Subsidiary of Company; provided, however, that if as of any date any Person other than the Company or a Wholly Owned Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness unless such Indebtedness is otherwise permitted under this Supplemental Indenture;

           (vi) Indebtedness of the Company to a Wholly Owned Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Subsidiary of Company, in each case subject to no Lien; provided, however, that (a) any Indebtedness of the Company to any Wholly Owned Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Supplemental Indenture and the Notes at least to the same extent that the Notes are subordinated to Senior Indebtedness and (b) if as of any date any Person other than a Wholly Owned Subsidiary of the Company owns or holds any such Indebtedness or a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company unless such Indebtedness is otherwise permitted under this Supplemental Indenture;

           (vii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within three Business Days of incurrence;

           (viii) Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiaries, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

           (ix) Existing Indebtedness;

           (x)  Non-Recourse Indebtedness of the Mortgage Subsidiary;

           (xi) additional Indebtedness in an aggregate principal amount not to exceed $50.0 million at any time outstanding; and

           (xii) Refinancing Indebtedness.

                  "Permitted Transferee" means, with respect to any Person, (i) that Person's spouse, (ii) a parent or lineal descendant (including an adopted child) of a parent of that Person, or the spouse of a lineal descendant of a parent of that Person, (iii) a trustee, guardian or custodian for, or an executor, administrator or other legal representative of the estate of, that Person, or a trustee, guardian or custodian for a Permitted Transferee of that Person, (iv) the trustee of a trust (including a voting trust) for the benefit of that Person and (v) a corporation, partnership or other entity of which that Person and Permitted Transferees of that Person are the beneficial owners of a majority in voting power of the equity.

                  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

                  "principal" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness determined in accordance with GAAP plus (but without the duplication) the premium, if any, on such Indebtedness.

                  "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act.

                  "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act.

                  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

                  "Record Date" means the Record Dates specified in the Notes.

                  "Recourse Indebtedness" means all Indebtedness of the Company and its Subsidiaries other than Non-Recourse Indebtedness.

                  "Redemption Date" means, when used with respect to any Note to be redeemed, the date fixed for such redemption pursuant to this Supplemental Indenture and the Notes.

                  "Redemption Price means, when used with respect to any Note to be redeemed, the price fixed for such redemption, including principal and premium, if any, pursuant to this Indenture and the Notes.

                  "Reference Date" shall have the meaning provided in Section 4.10.

                  "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means any Refinancing by the Company or any Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.12 (other than pursuant to clauses (ii), (iii), (iv), (v), (vi),
(vii), (viii), (x), (xi) or (xii) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees and expenses incurred by the Company or such Subsidiary, as the case may be, in connection with such Refinancing), except to the extent that any such increase in Indebtedness is otherwise permitted by this Supplemental Indenture or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided, however, that if such Indebtedness being Refinanced is Indebtedness of Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (x) if such Indebtedness being Refinanced is equal in right of payment with the Notes, then such Refinancing Indebtedness shall be equal in right of payment with or subordinate to the Notes or (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

                  "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; provided, however, that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

                  "Restricted Payment" shall have the meaning provided in
Section 4.10.

                  "Securities" shall have the meaning provided in the recitals of the Company.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Senior Indebtedness" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations (including guarantees thereof) of every nature of the Company under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations (including guarantees thereof) and (z) all obligations (including guarantees) under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) any Indebtedness of the Company to a Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or of any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by Company, (vi) that portion of any Indebtedness incurred in violation of Section 4.12, (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of Company.

                  "Senior Recourse Indebtedness" means all Senior Indebtedness other than Senior Indebtedness that is Non-Recourse Indebtedness plus Subsidiary Unsubordinated Indebtedness of each Subsidiary of the Company (but only to the extent not in excess of the book value of the assets of the issuer thereof) other than Subsidiary Unsubordinated Indebtedness of such Subsidiary that is Non-Recourse Indebtedness.

                  "Subordinated Indebtedness" means all Indebtedness of the Company and its Subsidiaries which expressly provides that such Indebtedness shall be subordinated in right of payment to any other Indebtedness.

                  "Subsidiary" means, with respect to any Person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person, (ii) any other Person (other than a partnership) of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person or (iii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

                  "Subsidiary Unsubordinated Indebtedness" means all Indebtedness of a Subsidiary of the Company other than Subordinated Indebtedness thereof.

                  "Surviving Entity" shall have the meaning provided in Section 5.1.

                  "Supplemental Indenture" means this First Supplemental Indenture, dated as of January 25, 1999, as amended or supplemented from time to time in accordance with the terms hereof.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of this Supplemental Indenture, except as otherwise provided in Section 8.3.

                  "Trustee" means the party named as such in this Supplemental Indenture until a successor replaces it in accordance with the provisions of this Supplemental Indenture and thereafter means such successor.

                  "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer this Supplemental Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Supplemental Indenture.

                  "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

                  "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  "Unrestricted Notes" means one or more Notes that do not and are not required to bear the Private Placement Legend, including, without limitation, the Exchange Notes.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                  "Wholly Owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person (i) of which all the outstanding voting securities normally entitled to vote in the election of directors are owned by such Person or any Wholly Owned Subsidiary of such Person (other than directors qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) or (ii) all the outstanding partnership interests are owned by such Person or any Wholly Owned Subsidiary of such Person.

                  "9-3/8% Senior Subordinated Notes" means the Company's 9-3/8% Senior Subordinated Notes due 2008.

                  SECTION 1.2. Incorporation by Reference of TIA. Whenever this Supplemental Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Supplemental Indenture. The following TIA terms used in this Supplemental Indenture have the following meanings:

                  "indenture securities" means the Notes.

                  "indenture to be qualified" means the Indenture.

                  "indenture trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company or any other obligor on the Notes.

                  All other TIA terms used in this Supplemental Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

                  SECTION 1.3. Rules of Construction. Unless the context otherwise requires:

                  (1) references in this Supplemental Indenture to section numbers shall be deemed to be references to section numbers of this Supplemental Indenture unless otherwise specified;

                  (2) a term shall have the meaning assigned to it and in the case of a term defined in this Supplemental Indenture that is also defined in the Indenture, the meaning ascribed to such term in this Supplemental Indenture shall apply with respect to the Notes;

                  (3) an accounting term not otherwise defined shall have the meaning assigned to it in accordance with GAAP of any date of determination;

                  (4) "or" is not exclusive;

                  (5) words in the singular include the plural, and words in the plural include the singular;

                  (6) "herein," "hereof" and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (7) any reference to a statute, law or regulation means that statute, law or regulation as amended and in effect from time to time and includes any successor statute, law or regulation; provided, however, that any reference to the Bankruptcy Law shall mean the Bankruptcy Law as applicable to the relevant case.

                                   ARTICLE II.

                                    THE NOTES

                  SECTION 2.1. The Notes. In accordance with Section 2.02 of the Indenture, there is hereby created a series of Securities under the Indenture entitled "10 1/2% Senior Subordinated Notes due 2009."

                  (1) The Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

                  The terms and provisions contained in the Note annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  (2) Subject to Section 2.02 of the Indenture and applicable law, the aggregate principal amount of the Notes which may be issued is limited to $100,000,000.

                  (3) The aggregate principal amount of the Notes shall be payable on the Maturity Date unless earlier repaid in accordance with this Supplemental Indenture.

                  (4) Interest on the Notes will accrue at the rate of 10 1/2% per annum and will be payable in arrears on each January 15 and July 15, commencing on July 15, 1999. The Company shall pay interest to the persons in whose names the Notes are registered at the close of business on the fifteenth day immediately preceding each interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

                  (5) All amounts payable in connection with the Notes shall be denominated and payable in the lawful currency of the United States.

                  (6) The Notes shall be payable, and may be presented for registration of transfer and exchange, without service charge, at the office of the Company maintained for such purpose in New York, New York, which shall initially be the Corporate Trust Office of the Trustee.

                  (7) The Notes shall not be convertible into any class of capital stock of the Company.

                  (8) There shall be no sinking fund provided for the Notes.

                  SECTION 2.2. Treasury Notes. Section 2.10 of the Indenture shall be subject to this Section 2.2 of this Supplemental Indenture. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee has been informed in writing by the Company to be so owned shall be so considered. The Company shall notify the Trustee, in writing, when either it or, to its knowledge, any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.

                  SECTION 2.3. Defaulted Interest. The Company shall pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Notes. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a "Default Interest Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section; provided, however, that in no event shall the Company deposit monies proposed to be paid in respect of defaulted interest later than 11:00 a.m. New York City time of the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, the Company shall mail (or cause to be mailed) to each Holder, as of a recent date selected by Company, with a copy to the Trustee at least 20 days prior to such special record date, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.1(1) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

                  SECTION 2.4. Deposit of Monies. Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date or Change of Control Payment Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date or Change of Control Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, maturity Date, Redemption Date or Change of Control Payment Date, as the case may be.

                  SECTION 2.5. Global Securities. Section 2.08 of the Indenture shall be subject to this Section 2.5 of this Supplemental Indenture.

                  (1) If the Board of Directors of the Company or any duly authorized committee thereof shall establish that the Notes are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee or its agent shall authenticate and deliver such Global Security or Securities which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the outstanding Notes to be represented by such Global Security or Securities, or such portion thereof as the Company shall specify in writing to the Trustee, (ii) shall be registered in the name of The Depository Trust Company, New York, New York (including any successor appointed by Company, the "Depositary") or its nominee, (iii) shall be delivered by the Trustee or its agent to the Depositary or pursuant to the Depositary's instruction, and (iv) shall bear a legend substantially to the following effect:

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

Beneficial interests in the Global Securities shall be credited by the Depositary to the accounts of its participants only in denominations of $1,000 or integral multiples thereof.

                  (2) Notwithstanding any other provisions herein but subject to the provisions of clause (3) below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Notes, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 2.08 of the Indenture, only to a nominee of the Depositary for such Global Security, or to the Depositary, or a successor Depositary for such Global Security appointed by Company, or to a nominee of such successor Depositary.

                  (3) (i) If at any time the Depositary for a Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary for the Notes ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee or its agent, upon receipt of a written request by the Company for the authentication and delivery of individual Notes in exchange for such Global Security, shall authenticate and deliver, individual Notes in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

                  (ii) The Company may at any time and in its sole discretion determine that the Notes or any portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company shall execute, and the Trustee, upon receipt of a written request by the Company for the authentication and delivery of individual Notes in exchange in whole or in part for such Global Security, shall authenticate and deliver individual Notes in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities representing such series or portion thereof in exchange for such Global Security or Securities.

                  (iii) If specified by the Company with respect to Notes issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Notes in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee or its agent shall authenticate and deliver, without service charge, (a) to each Person specified by such Depositary a new Note or Notes of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and (b) to such Depositary a new Global Security in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Notes delivered to the Holders thereof.

                  (iv) In any exchange provided for in any of the preceding clauses (i), (ii) and (iii), the Company shall execute and the Trustee or its agent shall authenticate and deliver individual Notes in definitive registered form in authorized denominations. Upon the exchange of the entire principal amount of a Global Security for individual Notes, such Global Security shall be canceled by the Trustee or its agent. Except as provided in the preceding clause
(iii), Notes issued in exchange for a Global Security pursuant to this Section
2.5 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Registrar. The Trustee or the Registrar shall deliver, or make available for delivery, such Notes to the Persons in whose names such Notes are so registered.

                                  ARTICLE III.

                                   REDEMPTION

                  SECTION 3.1. Notices to Trustee. If the Company elects to redeem Notes pursuant to Paragraph 5 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the

Redemption Date and the principal amount of the Notes to be redeemed.

                  The Company shall give each notice provided for in this
Section 3.1 to the Trustee at least 45 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee for its administrative convenience, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

                  SECTION 3.2. Selection of Notes to Be Redeemed. In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, by lot, on a pro rata basis or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided further, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the Depositary's procedures), unless such method is otherwise prohibited.

                  SECTION 3.3. Optional Redemption. The Notes will be redeemable, at the Company's option, in whole or in part at any time, or from time to time, on or after January 15, 2004 upon not less than 30 nor more than 60 days' notice to the Holders, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on January 15 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the Redemption Date:

          Year                                                        Percentage
          ----                                                        ----------
          2004........................................................  105.375%
          2005........................................................  104.031%
          2006........................................................  102.688%
          2007........................................................  101.344%
          2008 and thereafter.........................................  100.000%

                  Notwithstanding the foregoing, at any time, or from time to time, on or prior to January 15, 2002, the Company may, at its option, redeem, with the net cash proceeds of one or more Public Equity Offerings, up to 35% of the aggregate principal amount of the Notes issued and sold by the Company at a redemption price equal to 110.750% of the principal amount thereof, plus accrued interest thereon, if any, to the Redemption Date; provided that at least 65% of the aggregate principal amount of the Notes issued and sold by the Company remain outstanding immediately following such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Public Equity Offering.

                  SECTION 3.4. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to each Holder of Notes to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. The Company shall provide such notices of redemption to the Trustee at least five days before the intended mailing date.

                  Each notice of redemption shall identify (including the CUSIP number) the Notes to be redeemed and shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

                  (3) the name and address of the Paying Agent;

                  (4) the subparagraph of the Notes pursuant to which such redemption is being made;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

                  (6) that, unless the Company defaults in making the redemption payment, interest on Notes or applicable portions thereof called for redemption will cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest as of the Redemption Date, if any, upon surrender to the Paying Agent of the Notes redeemed;

                  (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

                  (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portions thereof) to be redeemed, as well as the aggregate principal amount of

Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes.

                  SECTION 3.5. Effect of Notice Defect. Once notice of redemption is mailed in accordance with Section 3.4, such notice of redemption shall be irrevocable and Notes called for redemption shall become due and payable on the Redemption Date and at the Redemption Price plus accrued interest as of such date, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price plus accrued interest thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes. Interest shall cease to accrue on or after the Redemption Date unless the Company defaults in payment of the Redemption Price.

                  SECTION 3.6. Deposit of Redemption Price. On or before the Redemption Date and in accordance with Section 2.4, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven of the Indenture.

                  Unless the Company fails to comply with the preceding paragraph and defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

                  SECTION 3.7. Notes Redeemed in Part. Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE IV.

                              ADDITIONAL COVENANTS

                  SECTION 4.1.  Payment of Notes.

                  (1) The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Supplemental Indenture.

                  (2) An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or any of its Affiliates) holds, prior to 11:00 a.m. New York City time on that date, U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Supplemental Indenture or the Notes.

                  (3) Notwithstanding anything to the contrary contained in this Supplemental Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from payments hereunder.

                  SECTION 4.2. Maintenance of Office or Agency. the Company shall maintain the office or agency required under Section 2.05 of the Indenture. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.3.

                  SECTION 4.3. Corporate Existence. Except as otherwise permitted by Article V, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

                  SECTION 4.4. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

                  SECTION 4.5.      Maintenance of Properties and Insurance.

                  (1) The Company shall, and shall cause each of the Subsidiaries to, maintain all properties used or useful in the conduct of its business in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.5 shall prevent the Company or any of the Subsidiaries of the Company from discontinuing the operation and maintenance of any of its properties, if such discontinuance is (i) in the ordinary course of business pursuant to customary business terms or (ii) in the good faith judgment of the respective Boards of Directors or other governing body of the Company or such Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

                  (2) The Company shall provide or cause to be provided, for itself and each of the Subsidiaries of Company, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of Company, are adequate and appropriate for the conduct of the business of the Company and its Subsidiaries in a prudent manner, with reputable insurers.

                  SECTION 4.6.      Compliance Certificate; Notice of Default.

                  (1) The Company shall deliver to the Trustee, within 90 days after the end of each of the Company's fiscal years, an Officers' Certificate (provided, however, that one of the signatories to each such Officers' Certificate shall be the Company's principal executive officer, principal financial officer or principal accounting officer), as to such Officers' knowledge, of the Company's compliance with all conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and in the event any Default exists, such Officers shall specify the nature of such Default. Each such Officers' Certificate shall also notify the Trustee of any change in the Company's fiscal year-end.

                  (2) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.8 shall be accompanied by a written report of the Company's independent certified public accountants (who shall be a firm of established national reputation) stating (A) that their audit examination has included a review of the terms of this Supplemental Indenture and the form of the Notes as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default has come to their attention and if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided, however, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards.

                  (3) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Supplemental Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 10.3, by registered or certified mail or by facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action promptly upon the Company's becoming aware of such occurrence.

                  SECTION 4.7. Compliance with Laws. The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as could not singly or in the aggregate reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

                  SECTION 4.8.      Commission Reports.

                  (1) The Company shall file with the Commission all information, documents and reports to be filed with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act, whether or not the Company is subject to such filing requirements so long as the Commission will accept such filings. the Company (at its own expense) shall deliver to the Trustee within 15 days after it files them with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall also comply with the provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  (2) At the Company's expense, regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company shall cause an annual report and each quarterly or other financial report to be delivered to the Trustee and the Trustee will mail them to the Holders at their addresses appearing in the registration books of the Registrar.

                  SECTION 4.9. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the Obligations on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Supplemental Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 4.10. Limitation on Restricted Payments. The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any distribution (other than dividends or distributions made to the Company or any Subsidiary of the Company and, if such Subsidiary is not a Wholly Owned Subsidiary, to such Subsidiary's other stockholders or interest holders on a pro rata basis, and other than any dividend or distribution payable solely in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock;

                  (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of Capital Stock of the Company for Qualified Capital Stock of the Company); or

                  (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or a Subsidiary that is subordinate or junior in right of payment to the Notes or any guarantee thereof,

(each of the foregoing actions set forth in clauses (1), (2) and (3) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than additional Permitted Indebtedness) in compliance with Section 4.12, or (iii) the aggregate amount of all Restricted Payments (including such proposed Restricted Payment) made subsequent to the Base Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (A) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned during the period beginning on the first day of the fiscal quarter including the Base Date and ending on the last day of the most recent fiscal quarter ending at least 30 days prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (B) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Base Date and on or prior to the Reference Date of Qualified Capital Stock of Company, including treasury stock; plus (C) without duplication of any amounts included in clause (B) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock subsequent to the Base Date and on or prior to the Reference Date (excluding, in the case of clauses (B) and (C), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes); plus (D) $42,500,000.

                  Notwithstanding the foregoing, the provisions set forth above in Section 4.10 shall not prohibit:

                  (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or the giving of such irrevocable redemption notice if the dividend or redemption would have been permitted on the date of declaration or giving of irrevocable redemption notice;

                  (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of Company either
(i) solely in exchange for shares of Qualified Capital Stock of the Company or
(ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of Company;

                  (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; and

                  (4) if no Default or Event of Default shall have occurred and be continuing, the repurchase of shares of, or options to purchase shares of, Common Stock of the Company from employees, former employees, directors or former directors of the Company pursuant to the terms of the agreements or plans approved by the Board of Directors of the Company under which such individuals purchased or sold, or were granted the option to purchase or sell shares of Common Stock), provided, however, that the aggregate amount of such repurchases or Restricted Payments shall not exceed $250,000 any calendar year.

                  In determining the aggregate amount of Restricted Payments made subsequent to the Base Date in accordance with clause (iii) of this Section 4.10, amounts expended pursuant to clauses (1), (2) and (3)(ii)(A) shall be included in such calculation.

                  Not later than three Business Days before making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed.

                  SECTION 4.11.  Limitation on Transactions with Affiliates.

                  (1) The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Permitted Affiliate Transactions and (y) Affiliate Transactions on terms that are no less favorable to the Company or such Subsidiary than those that might reasonably have been obtained or are obtainable in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $5.0 million shall be approved by the Board of Directors of the Company or such Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors (including a majority of the directors who do not have any interest in the Affiliate Transaction) has determined that such transaction complies with the foregoing provisions. In addition, if the Company or any Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) involving aggregate payments or other property with a fair market value in excess of $7.5 million, the Company or such Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.


         (2) The restrictions set forth in paragraph (1) of this Section 4.11 shall not apply to (each of the following actions set forth in clauses (i), (ii), (iii), (iv) and (v) being referred to as a "Permitted Affiliate Transaction"): (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions between or among the Company and any of its Wholly Owned Subsidiaries or between or among such Wholly Owned Subsidiaries provided such transactions are not otherwise prohibited under this Supplemental Indenture; (iii) any agreement as in effect as of the Base Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Base Date; (iv) Restricted Payments permitted by this Supplemental Indenture; and (v) transactions between or among the Company or any Subsidiaries of the Company and the Land Partnership, provided such transactions are permitted by and are effected in accordance with the terms of the Partnership Agreement of the Land Partnership and the By-laws of Company, in each case, as in effect on the Base Date.

                  SECTION 4.12. Limitation on Incurrence of Additional Indebtedness. The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur"), any Indebtedness (including, without limitation, Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and its Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof:

                  (1) the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 1.5 to 1.0;

                  (2) the ratio of the aggregate amount of Recourse Indebtedness outstanding on a consolidated basis to the Consolidated Net Worth of the Company is less than 5.0 to 1.0;

                  (3) the ratio of the aggregate amount of Senior Recourse Indebtedness outstanding on a consolidated basis to the sum of (A) the Consolidated Net Worth of the Company and (B) the aggregate amount of the Subordinated Indebtedness outstanding on a consolidated basis is less than 2.75 to 1.0; and

                  (4) the ratio of the aggregate amount of Subordinated Indebtedness outstanding on a consolidated basis to the Consolidated Net Worth of the Company is less than 1.0 to 1.0.

                  No Indebtedness incurred pursuant to the second sentence of this Section 4.12 shall be included in calculating any limitation set forth in the definition of Permitted Indebtedness. Neither the accrual of interest nor the accretion of original issue discount shall be deemed an incurrence of Indebtedness. Prior to any incurrence of Indebtedness pursuant to the second sentence of this Section 4.12 (other than an advance under a committed facility), the Company shall deliver to the Trustee an Officers' Certificate setting forth the calculations by which such incurrence was determined to be permitted. If, during any month, the Company incurs Indebtedness pursuant to the second sentence of this Section 4.12 through advances under a committed facility, the Company shall deliver to the Trustee on the last day of such month an Officers' Certificate setting forth the calculations by which each such incurrence was determined to be permitted.

                  SECTION 4.13. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or any other Subsidiary of Company; or (c) transfer any of its property or assets to the Company or any other Subsidiary of Company, except for such encumbrances or restrictions existing under or by reason of:

                  (1) applicable law;

                  (2) this Supplemental Indenture;

                  (3) the Credit Agreement;

                  (4) nonassignment provisions of any contract or any lease governing a leasehold interest of any Subsidiary of Company;

                  (5) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

                  (6) agreements existing on the Base Date to the extent and in the manner such agreements were in effect on the Base Date;

                  (7) restrictions on the transfer of assets subject to any Lien permitted under this Supplemental Indenture to secure Non-Recourse Indebtedness imposed by the holder of such Lien;

                  (8) restrictions imposed by any agreement to sell assets permitted under this Supplemental Indenture to any Person pending the closing of such sale;

                  (9) any agreement or instrument governing Capital Stock of any Person that is acquired; or

                  (10) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (3), (5) or (6) above, provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness incurred to Refinance the Indebtedness are not less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause
(2), (3), (5) or (6), respectively.

                  SECTION 4.14.  Change of Control.

                  (1) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase.

                  (2) Within 30 days following the date upon which a Change of Control occurs, the Company shall send, by first class mail, a notice to each Holder at such Holder's last registered address, with a copy to the Trustee provided at least five days prior to such mailing, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:

                           (a) that the Change of Control Offer is being made pursuant to this Section 4.14, that all Notes tendered and not withdrawn will be accepted for payment and that the Change of Control Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law;

                           (b) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

                           (c) that any Note not tendered will continue to accrue interest;

                           (d) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                           (e) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

                           (f) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased;

                           (g) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

                           (h) the circumstances and relevant facts regarding such Change of Control.

                  (3) In connection with any Change of Control, the Company shall within 30 days following any Change of Control, (i) obtain the consents under the Credit Agreement and all other Senior Indebtedness required to permit the repurchase of the Notes pursuant to a Change of Control Offer or (ii) repay in full all Indebtedness, and terminate all commitments, under the Credit Agreement and all other Senior Indebtedness the terms of which would prohibit the purchase of the Notes pursuant to a Change of Control Offer.

                  (4) On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent in accordance with Section 2.4 U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by Company. Upon receipt by the Paying Agent of the monies specified in clause (ii) of the next preceding sentence and a copy of the Officers' Certificate specified in clause (iii) of such sentence, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. For purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

                  (5) Neither the Board of Directors of the Company nor the Trustee may waive the provisions of this Section 4.14 relating to the Company's obligation to repurchase Notes upon a Change of Control.

                  (6) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.14 by virtue thereof.

                  (7) Notwithstanding anything herein to the contrary, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements of this Section 4.14 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

                  SECTION 4.15. Limitation on Preferred Stock of Subsidiaries. The Company shall not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Subsidiary of the Company) to own any Preferred Stock of any Subsidiary of Company.

                  SECTION 4.16. Limitation on Liens and Guarantees. The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens securing Indebtedness of the Company that is expressly subordinate or junior in right of payment to the Notes or is pari passu in right of payment to the Notes against or upon any property or assets of the Company or any of its Subsidiaries (whether owned on the Issue Date or acquired after the Issue Date), or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, or grant any guarantees of any such Indebtedness, unless (i) in the case of Liens securing Indebtedness of the Company that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens, (ii) in case of guarantees of Indebtedness of the Company that is expressly subordinate or junior in right of payment to the Notes, the Notes are subject to a guarantee from the same guarantor or guarantors that is senior in priority to such guarantees and (iii) in all other cases, the Notes are equally and ratably secured or guaranteed as applicable.

                  SECTION 4.17. Conduct of Business. The Company shall, and shall cause its Subsidiaries to, engage primarily in the businesses of acquiring, developing, selling, owning, managing, operating, leasing, credit enhancing and insuring commercial and multi-family residential real estate, real estate related lending, acquiring, owning, servicing and collecting real estate related loans and other underperforming debt securities, investing in real estate related securities and securities of companies engaged primarily in real estate related activities, and other activities related to or arising out of any of those activities.

                  SECTION 4.18. Prohibition on Incurrence of Senior Subordinated Debt. The Company shall not incur or suffer to exist Indebtedness that by its terms (or by the terms of any agreement governing such Indebtedness) is senior in right of payment to the Notes and expressly subordinate in right of payment to any other Indebtedness of Company.

                                   ARTICLE V.

                              SUCCESSOR CORPORATION

                  SECTION 5.1.      Merger, Consolidation and Sale of Assets.

                  (1) The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Subsidiaries) unless: (i) either (a) the Company shall be the surviving or continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and its Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by Supplemental Indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and this Supplemental Indenture on the part of the Company to be performed or observed, as the case may be; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (a) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (b) shall be able to incur at least $1.00 of additional Indebtedness (other than additional Permitted Indebtedness) pursuant to Section 4.12; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a Supplemental Indenture is required in connection with such transaction, such Supplemental Indenture comply with the applicable provisions of this Supplemental Indenture and that all conditions precedent in this Supplemental Indenture relating to such transaction have been satisfied.

                  (2) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of Company.

                  SECTION 5.2. Successor Corporation Substituted. Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall (upon the required assumption described in Section 5.1) succeed to, and be substituted for, and may exercise every right and power of, the Company under this Supplemental Indenture and the Notes with the same effect as if such successor had been named as the Company herein and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under this Supplemental Indenture and the Notes.

                                   ARTICLE VI.

                                    REMEDIES

                  SECTION 6.1. Additional Events of Default. In addition to the applicable Events of Default set forth in Section 6.01 of the Indenture, any one of the following events shall constitute an "Event of Default" hereunder and thereunder whenever used with respect to the Notes in this Supplemental
Indenture:

                  (1) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days, whether or not such failure shall be due to compliance with Article IX of this Supplemental Indenture or agreements with respect to any other Indebtedness or any other reason;

                  (2) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise (including the failure to make a Change of Control Offer or make a payment to purchase Notes tendered pursuant to a Change of Control Offer), whether or not such failure shall be due to compliance with Article IX of this Supplemental Indenture or agreements with respect to any other Indebtedness or any other reason;

                  (3) a default in the observance or performance of any other covenant or agreement contained in this Supplemental Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.1, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

                  (4) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Recourse Indebtedness of the Company or any Subsidiary of Company, or the acceleration of the final stated maturity of any such Recourse Indebtedness if the aggregate principal amount of such Recourse Indebtedness, together with the principal amount of any other such Recourse Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $5.0 million or more at any time;

                  (5) one or more judgments in an aggregate amount in excess of $5.0 million shall have been rendered against the Company or any of its Subsidiaries and remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable.

                  (6) The Company or any of its Subsidiaries pursuant to or under or within the meaning of any Bankruptcy Law:

                    (a)    commences a voluntary case or proceeding;

                    (b) consents to the entry of an order for relief against it in an involuntary case or proceeding;

                    (c) consents to the appointment of a Custodian of it or for all or substantially all of its property;

                    (d) makes a general assignment for the benefit of its creditors; or

                    (e) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally; or

                  (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (a) is for relief against the Company or any Subsidiary of the Company in an involuntary case or proceeding,

                    (b) appoints a Custodian of the Company or any Subsidiary of the Company for all or substantially all of its Properties, or

                  (c) orders the liquidation of the Company or any Subsidiary of Company,

and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

                  The Events of Default described in clauses (4), (5), (6) and
(7) above with respect to a Subsidiary shall not apply if such Person was not a Subsidiary at the time such event or condition occurred unless, in the case of clause (4) or (5) above, the Company or another Subsidiary thereof assumes or otherwise becomes liable for the liability referred to therein or the liabilities generally of such Person.

                  SECTION 6.2.      Acceleration.

                  (1) If an Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.1) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and, if such notice is given by Holders, the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five Business Days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing. If an Event of Default specified in clause (6) or (7) of
Section 6.1 occurs and is continuing with respect to Company, then all unpaid Obligations on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  (2) At any time after a declaration of acceleration with respect to the Notes as described the preceding paragraph, the Holders of a majority in aggregate principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration, (iii) if interest on overdue installments of interest (to the extent the payment of such interest is lawful) and on overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (4) of Section 6.1, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.3. Waiver of Existing Defaults. Section 6.04 of the Indenture shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Supplemental Indenture and the Notes, as permitted by the TIA.

                  SECTION 6.4. Control by Majority. Section 6.05 of the Indenture shall be subject to Section 2.2 of this Supplemental Indenture and shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Supplemental Indenture and the Notes, as permitted by the TIA.

                  SECTION 6.5. Limitation on Suits. No Holder of any Notes shall have any right to institute any proceeding with respect to this Supplemental Indenture or the Notes or any remedy hereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and this Supplemental Indenture, the Trustee has failed to institute such proceeding within 25 days after receipt of such notice, request and offer of indemnity and the Trustee, within such 25-day period, has not received directions inconsistent with such written request by Holders of not less than a majority in aggregate principal amount of the outstanding Notes.

                  The foregoing limitations shall not apply to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on, such Note on or after the respective due dates expressed or provided for in such Note.

                  A Holder may not use this Supplemental Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

                  SECTION 6.6. Right of Holders To Receive Payment. Notwithstanding any other provision in this Supplemental Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, and interest on such Note, on or after the respective due dates expressed or provided for in such Note, or to bring suit for the enforcement of any such payment on or after the respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

                  SECTION 6.7. Collection Suit by Trustee. If an Event of Default specified in clause (1) or (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against Company, or any other obligor on the Notes for the whole amount of the principal of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum provided for by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  SECTION 6.8. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, counsel, accountants and experts) and the Holders allowed in any judicial proceedings relative to the Company or Subsidiaries (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07 of the Indenture. the Company's payment obligations under this Section 6.8 shall be secured in accordance with the provisions of Section 7.07 of the Indenture. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 6.9. Priorities. If the Trustee collects any money pursuant to this Article VI it shall pay out such money, subject to the provisions of Article IX, in the following order:

                  First: to the Trustee for amounts due under Section 7.07 of the Indenture;

                  Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

                  Third: to Holders for the principal amounts (including any premium) owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for the principal (including any premium); and

                  Fourth:  the balance, if any, to Company.

                  The Trustee, upon prior written notice to Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

                                  ARTICLE VII.

                 DISCHARGE OF SUPPLEMENTAL INDENTURE; DEFEASANCE

                  SECTION 7.1. Termination of Company's Obligations. This Supplemental Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in this Supplemental Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof; (ii) the Company has paid all other sums payable under this Supplemental Indenture by Company; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Supplemental Indenture relating to the satisfaction and discharge of this Supplemental Indenture have been complied with.

                  The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Notes ("Legal Defeasance"). As a result of such Legal Defeasance, the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration, transfer and exchange of Notes, replacement of mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (iv) the

Legal Defeasance provisions of this Section 7.1. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to Sections 4.10 through 4.18 and Article V ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event of Covenant Defeasance, those events described under Section 6.1 (except those events described in Section 6.1(1),(2) (but including matters relating to a Change of Control Offer),(6) and (7)) will no longer constitute an Event of Default with respect to the Notes.

                  In order to exercise Legal Defeasance or Covenant Defeasance:

                  (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders U.S. Legal Tender, noncallable United States Government Obligations, or a combination thereof, in such amounts as will be sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants addressed to the Trustee, to pay the principal of, premium, if any, and interest on the Notes on the stated dates for payment thereof or on the applicable Redemption Date, as the case may be;

                  (2) the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee concluding that such deposit shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA;

                  (3) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Supplemental Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (4) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (5) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (after giving effect to the deposit) or, in the case of Legal Defeasance, insofar as Events of Default under Section 6.1 (6) or (7) are concerned, at any time in the period ending on the 91st day after the date of deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes concurrently with such incurrence);

                  (6) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (7) such deposit shall not result in Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended;

                  (8) the Holders shall have a perfected security interest under applicable law in the U.S. Legal Tender or U.S. Government Obligations so deposited;

                  (9) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                  (10) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, after the 91st day following the deposit (assuming that no Default or Event of Default shall have occurred and be continuing on such 91st day insofar as Sections 6.1 (6) or (7) are concerned),
(A) the trust funds will not be subject to any rights of holders of Indebtedness of the Company other than the Notes and (B) the deposit of the trust funds will not be subject to avoidance under preference or similar laws; and

                  (11) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance (including without limitation that no Default or Event of Default described in Section 6.1 (6) or (7) has occurred and is continuing at the end of the 91-day period referred to in the Opinion of Counsel referred to in clause (10) above), as the case may be, have been complied with.

                  SECTION 7.2. Application of Trust Money. The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Section 7.1, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this

Supplemental Indenture to the payment of the principal of and premium, if any, and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree in writing with the Company.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 7.1 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

                  SECTION 7.3. Repayment to the Company. Subject to Section 7.1, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to Company. After payment to Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

                  SECTION 7.4. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 7.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Supplemental Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.1 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 7.1; provided, however, that if the Company has made any payment of interest or premium on or principal of any Notes because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                  SECTION 7.5. Acknowledgment of Discharge by Trustee. After (i) the conditions of Section 7.1 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 7.1.

                                  ARTICLE VIII.

                   MODIFICATION OF THIS SUPPLEMENTAL INDENTURE

                  SECTION 8.1. Without Consent of Holders. Notwithstanding
Section 8.2, the Company and the Trustee may amend, waive or supplement this Supplemental Indenture without notice to or consent of any Holder: (a) to cure any ambiguity, defect or inconsistency; (b) to comply with Section 5.1 of this Supplemental Indenture; (c) to provide for uncertificated Notes in addition to certificated Notes; (d) to comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; or
(e) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder in any material respect. Notwithstanding the foregoing, the Trustee and the Company may not make any change that adversely affects the rights of any Holder in any material respect under this Supplemental Indenture without the consent of such Holder. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel and an Officers' Certificate of the Company.

                  SECTION 8.2. With Consent of Holders. All other modifications, waivers and amendments of this Supplemental Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes, except that, without the consent of each Holder of the Notes affected thereby, no amendment or waiver may: (i) reduce the amount of Notes whose Holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Notes payable in money other than that stated in the Notes; (v) make any change in provisions of this Supplemental Indenture protecting the right of each Holder to receive payment of principal of and premium, if any, and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(vi) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or modify any of the provisions or definitions with respect thereto; or (vii) modify or change any provision of this Supplemental Indenture or the related definitions affecting the subordination or ranking of the Notes in a manner which adversely affects the Holders.

                  After an amendment, supplement or waiver under this Section
8.2 becomes effective (as provided in Section 8.4), the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental Indenture.

                  SECTION 8.3. Compliance with TIA. Every amendment, waiver or supplement of this Supplemental Indenture or the Notes shall comply with the TIA as then in effect; provided, however, that this Section 8.3 shall not of itself require that the Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time the Indenture and the Trustee are required by the TIA to be so qualified.

                  SECTION 8.4. Revocation and Effect of Consents. Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective upon receipt by the Trustee of such Officers' Certificate and evidence of consent by the Holders of the requisite percentage in principal amount of outstanding Notes.

                  The Company may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which Record Date shall be at least 30 days prior to the first solicitation of such consent. If a Record Date is fixed, then notwithstanding the second sentence of the immediately preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date unless consents from Holders of the requisite percentage in principal amount of outstanding Notes required hereunder for the effectiveness of such consents shall have also been given and not revoked within such 90 day period.

                  SECTION 8.5. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

                  SECTION 8.6. Trustee to Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or, waiver authorized pursuant to this
Article VIII; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Supplemental Indenture. In executing such supplement or waiver the Trustee shall be entitled to receive indemnity reasonably satisfactory to it, and shall be fully protected in relying upon an Opinion of Counsel and an Officers' Certificate, stating that no Default or Event of Default shall occur as a result of such amendment, supplement or waiver and that the execution of any amendment, supplement or waiver authorized pursuant to this Article VIII is authorized or permitted by this Supplemental Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

                                   ARTICLE IX.

                                  SUBORDINATION

                  SECTION 9.1. Notes Subordinated to Senior Indebtedness. The Company covenants and agrees, and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article IX; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Indebtedness, including, without limitation, the Company's obligations under the Credit Agreement; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness, and that each holder of Senior Indebtedness whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness in reliance upon the covenants and provisions contained in this Supplemental Indenture and the Notes.

                  SECTION 9.2. Suspension of Payment When Senior Indebtedness is in Default.

                  (1) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unreimbursed drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Indebtedness, no payment of any kind or character shall be made by or on behalf of the Company or any Subsidiary of the Company or any obligor on the Notes or any other Person on its or their behalf with respect to any Obligations on the Notes or to acquire any of the Notes for cash or property or otherwise. In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Indebtedness, as such event of default is defined in the instrument creating or evidencing such Designated Senior Indebtedness, permitting the holders of such Designated Senior Indebtedness then outstanding to accelerate the maturity thereof and if the Representative for that issue of Designated Senior Indebtedness gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and until all events of default with respect to that issue of Designated Senior Indebtedness have been cured or waived or have ceased to exist or the Trustee receives written notice from the Representative for that issue of Designated Senior Indebtedness terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Notes or (y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the payment on the Notes was due and only one such Blockage Period may be commenced with respect to all issues of Designated Senior Indebtedness within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Indebtedness shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

                  (2) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 9.2(1), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Indebtedness, if any, received from the holders of Senior Indebtedness (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Indebtedness.

                  Nothing contained in this Article IX shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.2 or to pursue any rights or remedies hereunder; provided that all Senior Indebtedness thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes.

                  SECTION 9.3. Notes Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company.

                  (1) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations upon all Senior Indebtedness shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Supplemental Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Supplemental Indenture if received by them, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any Indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Indebtedness.

                  (2) To the extent any payment of Senior Indebtedness (whether by or on behalf of Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred.

                  (3) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 9.3, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any Indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

                  (4) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in
Article V hereof and as long as permitted under the terms of the Senior Indebtedness shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 9.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article V hereof.

                  SECTION 9.4. Holders to Be Subrogated to Rights of Holders of Senior Indebtedness. Subject to the payment in full in cash or Cash Equivalents of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article IX which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article IX are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

                  SECTION 9.5. Obligations of the Company Unconditional. Nothing contained in this Article IX or elsewhere in this Supplemental Indenture or in the Notes is intended to or shall impair, as between the Company and the Holders, the obligation of Company, which is absolute and unconditional, to pay to the Holders the principal of and premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Supplemental Indenture, subject to the rights, if any, under this Article X of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets or securities of the Company referred to in this
Article IX, the Trustee, subject to the provisions of Sections 7.01 and 7.02 of the Indenture, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any liquidation, dissolution, winding-up or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other Person making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article IX. Nothing in this Article IX shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.07 of the Indenture. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

                  In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article IX (although it is not obligated to make any such inquiry), the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article IX, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                  Whenever a distribution is to be made or a notice given to holders or owners of Senior Indebtedness, the distribution may be made and the notice may be given to their Representative, if any.

                  SECTION 9.6. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article IX. Regardless of anything to the contrary contained in this Article IX or elsewhere in this Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from Company, or from a holder of Senior Indebtedness or a Representative therefor, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such Representative, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

                  SECTION 9.7. Application by Trustee of Assets Deposited with It. U.S. Legal Tender or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Sections 7.1 and 7.2 shall be for the sole benefit of the Holders of the Notes and, to the extent allocated for the payment of Notes, shall not be subject to the subordination provisions of this
Article IX. Otherwise, any deposit of assets or securities by or on behalf of the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of principal of or interest on any Notes shall be subject to the provisions of this Article IX; provided, however, that if prior to the second Business Day preceding the date on which by the terms of this Supplemental Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or premium, if any, or interest on any Note) the Trustee or such Paying Agent shall not have received with respect to such assets the notice provided for in Section 9.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary received by it on or after such date. The foregoing shall not apply to the Paying Agent if the Company or any Subsidiary or Affiliate of the Company is acting as Paying Agent. Nothing contained in this Section 9.7 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article IX.

                  SECTION 9.8.  No Waiver of Subordination Provisions.

                  (1) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Supplemental Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  (2) Without limiting the generality of Section 9.8(1), the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article IX or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place, terms or time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

                  SECTION 9.9. Holders Authorize Trustee to Effectuate Subordination of Notes. Each Holder of the Notes by such Holder's acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this Article IX, and appoints the Trustee such Holder's attorney-in-fact for such purpose, including, in the event of any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company tending towards liquidation or reorganization of the business and assets of Company, the immediate filing of a claim for the unpaid balance of such Holder's Notes in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Indebtedness or their Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 9.10. Right of Trustee to Hold Senior Indebtedness. The Trustee and any agent or Affiliate of the Trustee shall be entitled to all the rights set forth in this Article IX with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Supplemental Indenture shall deprive the Trustee or any such agent or Affiliate of any of its rights as such holder.

                  SECTION 9.11. This Article IX Not to Prevent Events of Default. The failure to make a payment on account of principal of or premium, if any, or interest on the Notes by reason of any provision of this Article IX will not be construed as preventing the occurrence of an Event of Default.

                  Nothing contained in this Article IX shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article VI or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this
Article IX of the holders, from time to time, of Senior Indebtedness.

                  SECTION 9.12. No Fiduciary Duty of Trustee to Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and it undertakes to perform or observe such of its covenants and obligations as are specifically set forth in this
Article IX, and no implied covenants or obligations with respect to the Senior Indebtedness shall be read into this Supplemental Indenture against the Trustee. The Trustee shall not be liable to any such holders (other than for its willful misconduct or gross negligence) if it shall pay over or deliver to the Holders of Notes or the Company or any other Person money or assets in compliance with the terms of this Supplemental Indenture. Nothing in this Section 9.12 shall affect the obligation of any Person other than the Trustee to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their Representative.

                                   ARTICLE X.

                                  MISCELLANEOUS

                  SECTION 10.1. TIA Controls. If any provision of the Indenture or this Supplemental Indenture limits, qualifies, or conflicts with the duties imposed by Sections 310 through 317 of the TIA, the imposed duties shall control.

                  SECTION 10.2. Conflict with Indenture. To the extent not expressly amended or modified by this Supplemental Indenture, the Indenture shall remain in full force and effect. If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Indenture, the provision of this Supplemental Indenture shall control with regard to the Notes. If any provision of any other supplemental indenture relating to the securities of any other series issued under the Indenture is inconsistent with any provision of the Indenture, the provision of the supplemental indenture relating to the securities of such other series shall control with regard to such securities.

                  SECTION 10.3. Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or overnight courier guaranteeing next-day delivery or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Company:

                           LNR Property Corporation
                           760 N.W. 107th Avenue, Suite 300
                           Miami, FL  33172
                           Telecopier Number:  (305) 229-6488
                           Attn:  Vice President - Finance

                  if to the Trustee:

                           The Bank of New York
                           101 Barclay Street, 21W
                           New York, N.Y. 10286
                           Telecopier Number:  (212) 815-5915/5917
                           Attention:  Corporate Trust Administration

                  Each of the Company and the Trustee by written notice to the other may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if hand delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                  Any notice or communication mailed to a Holder shall be mailed by first class mail, certified or registered return receipt requested, or by overnight courier guaranteeing next day delivery to its address as it appears on the registration books of the Registrar. Any notice or communication shall be mailed to any Person as described in TIA Section 313(c), to the extent required by the TIA.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 10.4. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York sitting in the County of New York, or of the United States of America for the Southern District of New York in any action or proceeding arising out of or relating to this Supplemental Indenture.

                  SECTION 10.5. No Personal Liability. No director, officer, employee or stockholder of Company, as such, shall have any liability for any obligations of the Company under the Notes or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  SECTION 10.6. Successors. All agreements of the Company in this Supplemental Indenture and the Notes shall bind their successors and permitted assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and permitted assigns.

                  SECTION 10.7. Duplicate Originals. All parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

                  SECTION 10.8. Severability. In case any one or more of the provisions in this Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                  SECTION 10.9. Table of Contents, Headings, etc.. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only. They are not to be considered a part of this Supplemental Indenture, and will in no way modify or restrict any of the terms or provisions of this Supplemental Indenture.

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

                                          LNR PROPERTY CORPORATION


                                          By:
                                             -------------------------------
                                              Name:
                                              Title:


                                          THE BANK OF NEW YORK,
                                          as Trustee


                                          By:
                                             -------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT A


         [IF GLOBAL NOTE INCLUDE THE FOLLOWING LEGEND:
         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

                                                           CUSIP No.:501940-AD-2


                            LNR PROPERTY CORPORATION

                   10 1/2% SENIOR SUBORDINATED NOTE DUE 2009



No. _                                                                $_________

                  LNR PROPERTY CORPORATION, a Delaware corporation (the "Company," which term includes any successor entities), for value received promises to pay to ______. or registered assigns the principal sum of ______________ ($___________) on January 15, 2009.


                  Interest Payment Dates: January 15 and July 15, commencing July 15, 1999.


                  Record Dates:  January 1 and July 1.


                  Maturity Date:  January 15, 2009.


                  Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, LNR Property Corporation has caused this instrument to be duly executed under its corporate seal.

                                         LNR PROPERTY CORPORATION


                                         By:
                                            _____________________________
                                             Name:
                                             Title:

                                         Attest:


                                         By:
                                            _____________________________
                                             Name:
                                             Title:
[SEAL]

Dated: _____________



TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

Dated: ______________

This is one of the Notes described in the within-mentioned Indenture and Supplemental
Indenture.

THE BANK OF NEW YORK,
  as Trustee



By:___________________________
      Authorized Signatory

                              (REVERSE OF SECURITY)

                   10 1/2% Senior Subordinated Note due 2009


                  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Supplemental Indenture, dated as of January 25, 1999, by and between LNR Property Corporation, a Delaware corporation (the "Company"), and The Bank of New York, as trustee (the "Trustee"), as modified, amended or supplemented from time to time (the "Supplemental Indenture").

                  (1) Interest. The Company promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 25, 1999. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing July 15, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

                  The Company shall pay interest on overdue principal and, to the extent lawful, on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes.

                  (2) Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange (including pursuant to a Change of Control Offer) after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and premium, if any, and interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

                  (3) Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

                  (4) Supplemental Indenture. The Company issued the Notes under the Supplemental Indenture. This Note is one of a duly authorized issue of Notes of the Company designated as its 10 1/2% Senior Subordinated Notes due 2009
(the "Notes"), limited (except as otherwise provided in the Supplemental Indenture) in aggregate principal amount to $100,000,000, which may be issued under the Supplemental Indenture.

                  The terms of the Notes include those stated in the Supplemental Indenture and those made part of the Supplemental Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Supplemental Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Supplemental Indenture and the TIA for a statement of such terms. The Notes are general unsecured obligations of Company. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Supplemental Indenture, as the same may be amended from time to time in accordance with its terms.

                  (5) Redemption. The Notes are redeemable, at the Company's option, in whole or in part from time to time, at any time after January 15, 2004, upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on January 15 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

         Year                                     Percentage
         ----                                     ----------
         2004....................................  105.375%
         2005....................................  104.031%
         2006....................................  102.688%
         2007....................................  101.344%
         2008 and thereafter.....................  100.000%

                  Notwithstanding the foregoing, at any time, or from time to time, on or prior to January 15, 2002, the Company may, at its option, redeem, with the net cash proceeds of one or more Public Equity Offerings by Company, up to 35% of the aggregate principal amount of the Notes issued and sold by the Company at a redemption price equal to 110.750% of the principal amount thereof, plus accrued interest thereon, if any, to the date of redemption, provided, that at least 65% of the aggregate principal amount of the Notes issued and sold by the Company remain outstanding immediately following such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Public Equity Offering.

                  (6) Notice of Redemption. Notice of redemption will be mailed at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part.

                  Except as set forth in the Supplemental Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

                  (7) Change of Control Offer. The Supplemental Indenture provides that, upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company will make a Change of Control Offer to purchase the Notes in accordance with the procedures set forth in the Supplemental Indenture.

                  (8) Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the Supplemental Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith required by law or as permitted by the Supplemental Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

                  (9) Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

                  (10) Unclaimed Money. If money for the payment of principal, premium, if any, or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  (11) Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and premium, if any, and interest on the Notes to redemption or maturity and complies with the other provisions of the Supplemental Indenture relating thereto, the Company will be discharged from certain provisions of the Supplemental Indenture and the Notes (including certain covenants, but including, under certain circumstances, its obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposit).

                  (12) Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Supplemental Indenture, the Supplemental Indenture or the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Supplemental Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or comply with Section 5.1 of the Supplemental Indenture or make any other change that does not adversely affect the rights of any Holder of a
Note in any material respect.

                  (13) Restrictive Covenants. The Supplemental Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, create or incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, issue Preferred Stock of its Subsidiaries, and on the ability of the Company to merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's and its Subsidiaries' assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to the Supplemental Indenture, the Company must annually report to the Trustee on compliance with such limitations.

                  (14) Subordination. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Supplemental Indenture, to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Indebtedness of Company, whether outstanding on the date of the Supplemental Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by its acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Supplemental Indenture and appoints the Trustee its attorney-in-fact for such purposes.

                  (15) Successors. When a successor assumes, in accordance with the Supplemental Indenture, all the obligations of its predecessor under the Notes and the Supplemental Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

                  (16) Defaults and Remedies. Except as set forth in the Supplemental Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Supplemental Indenture. Holders of Notes may not enforce the Supplemental Indenture or the Notes except as provided in the Supplemental Indenture. The Trustee is not obligated to enforce the Supplemental Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Supplemental Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, if any, or interest when due, for any reason or a Default in compliance with Article V of the Supplemental Indenture) if it determines that withholding notice is in their interest.

                  (17) Trustee Dealings with Company. The Trustee under the Supplemental Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

                  (18) No Recourse Against Others. No partner, director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Notes or the Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  (19) Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

                  (20) Governing Law. This Note and the Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto and the Holders agree to submit to the jurisdiction of the courts of the County of New York, State of New York or of the United States of America for the Southern District of New York in any action or proceeding arising out of or relating to this Note.

                  (21) Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  (22) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Supplemental Indenture, which includes the text of this Note. Requests may be made to: LNR Property Corporation, 760 N.W. 107th Avenue, Miami, FL 33172.

                                   ASSIGNMENT

                  For value received _____________ hereby sell(s), assign(s) and transfer(s) unto ____________________________________________ (Please insert name, address and zip code and social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints __________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.


Dated:
                                            ___________________________________
                                                     Signature(s)

                                            NOTICE: The above signatures of the
                                            holder(s) hereof must correspond
                                            with the name as written upon the
                                            face of the Note in every particular
                                            without alteration or enlargement or
                                            any change whatever.


                                            ___________________________________
                                                     Signature Guarantee

Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.

                      [OPTION OF HOLDER TO ELECT PURCHASE]

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 of the Supplemental Indenture, check the box below:

       / /

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 of the Supplemental Indenture, state the amount you elect to have purchased:

$
 ----------------------

Dated:
                                            ------------------------------------
                                                 Signature(s)

                                            NOTICE: The signature on this
                                            assignment must correspond with the
                                            name as it appears upon the face of
                                            the within Note in every particular
                                            without alteration or enlargement or
                                            any change whatsoever and be
                                            guaranteed.


                                            ------------------------------------
                                                 Signature Guarantee

Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.